Corindus Vascular Robotics, Inc. S-3

Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

April 12, 2018

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

Ladies and Gentlemen:

We have acted as legal counsel to Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering from time to time by selling stockholders, as described in the Registration Statement, of up to 40,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Private Placement Shares”). The Private Placement Shares consist of (i) 20,000,000 shares of common stock issuable upon the conversion of 1,000,000 shares of series A preferred stock of the Company, par value $0.0001 per share (the “Series A Shares,” and the shares of Common Stock that such Series A Shares are convertible into, the “Series A Conversion Shares”), (ii) 12,000,000 shares of common stock issuable upon the conversion of 600,000 shares of series A-1 preferred stock of the Company, par value $0.0001 per share, the maximum number of series A-1 preferred stock issuable as dividends on Series A preferred stock over the next five years (assuming a conversion price of $1.25 per share) (the “Series A-1 Shares,” and the shares of Common Stock that such Series A Shares are convertible into, the “Series A-1 Conversion Shares”) and (iii) 8,750,000 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock (the “Warrants” and the underlying shares of Common Stock, the “Warrant Shares”). The Series A Shares were sold and the Warrants were issued to accredited investors in a private placement offering which was closed on March 16, 2018.

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Private Placement Shares, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the United States federal laws. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Private Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

April 12, 2018

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that (i) the issue and sale of the Series A Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on March 16, 2018 (the “Certificate of Designation”) have been duly authorized by all necessary corporate action of the Company and upon issuance and delivery therefor upon conversion of the Series A Shares in the manner contemplated by the Registration Statement and the Certificate of Designation, the Series A Conversion Shares will be validly issued, fully paid and nonassessable, (ii) the issue and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the Warrants have been duly authorized by all necessary corporate action of the Company and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable, and (iii) the issue and sale of the Series A-1 Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation have been duly authorized by all necessary corporate action of the Company and upon issuance and delivery therefor upon conversion of the Series A-1 Shares in the manner contemplated by the Registration Statement and the Certificate of Designation, the Series A-1 Conversion Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.